As filed with the Securities and Exchange Commission on April 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBRIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-4560494
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3495 Deer Creek Road

Palo Alto, California 94304

(844) 478-2745

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bipul Sinha

Chief Executive Officer

Rubrik, Inc.

3495 Deer Creek Road

Palo Alto, California 94304

(844) 478-2745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon C. Avina Calise Y. Cheng Milson C. Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Peter McGoff Anne-Kathrin Lalendran Rubrik, Inc. 3495 Deer Creek Road Palo Alto, California 94304 (844) 478-2745	Richard A. Kline Sarah B. Axtell Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-278434)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Rubrik, Inc. (the “Registrant”) by 575,000 shares, which includes 75,000 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-278434) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 24, 2024. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-278434), originally filed with the Commission on April 1, 2024 and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 24, 2024.

RUBRIK, INC.

By:	/s/ Bipul Sinha
Bipul Sinha
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bipul Sinha	Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2024
Bipul Sinha

/s/ Kiran Choudary Kiran Choudary	Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2024

*	Chief Technology Officer and Director	April 24, 2024
Arvind Nithrakashyap

*	Director	April 24, 2024
Asheem Chandna

*	Director	April 24, 2024
R. Scott Herren

*	Director	April 24, 2024
Mark D. McLaughlin

*	Director	April 24, 2024
Ravi Mhatre

*	Director	April 24, 2024
Enrique Salem

*	Director	April 24, 2024
John W. Thompson

*	Director	April 24, 2024
Yvonne Wassenaar

*	/s/ Bipul Sinha
Attorney-in-Fact